Exhibit 99.1

Freightos, a Leading, Vendor-Neutral Booking and Payment Platform for International Freight, Lists on Nasdaq

●        Raised more than $80 million to fund growth strategy, anticipated to be in excess of cash needed to reach positive cash flow

●        Leader in digitizing global shipping - one of the largest but most traditional industries in the world

●        Freightos facilitates smooth supply chains, following two years of rampant volatility

●        To commence trading tomorrow on Nasdaq under “CRGO”

JERUSALEM, Jan. 25, 2023 /PRNewswire/ -- Freightos Limited, a leading global freight booking and payment platform ("Freightos" or the "Company") today announced the closing of its business combination with Gesher I Acquisition Corp. ("Gesher"), a special purpose acquisition company. The combined company will operate as Freightos Limited. Ordinary shares and warrants of Freightos will commence trading tomorrow on the Nasdaq under the ticker symbols "CRGO" and “CRGOW”, respectively.

Freightos connects key participants across the global freight ecosystem, including hundreds of airlines, ocean liners, and trucking companies, thousands of freight forwarders and over 10 thousand importers/exporters, through a transparent digital platform that allows real-time global freight rate comparison, booking, payment, and shipment management. During 2022, the Company facilitated nearly 700 thousand digital booking transactions, representing over $600 million in Gross Booking Value (“GBV”). This represents 54% growth in transactions compared to 2021.

The capital raised from the business combination will be invested in further scaling the business, to increase transaction growth and revenue and to further develop the technology stack, to drive additional value for customers, and improve margins.

Freightos was inspired by the successful digital revolutions in passenger travel, retail, financial services, and other industries, and is aiming to bring similar efficiency and transparency to the massive but largely offline international freight industry.

“Supply chains are fragile, and the last two years demonstrated how valuable Freightos is and can be,” said Zvi Schreiber, Chief Executive Officer and Chairman of the Board of Freightos. “The Company had an outstanding 2022, despite declining freight rates and volumes, demonstrating the power of digitalizing one of the last large offline industries. We are delighted to have constructive partnerships with an increasing number of carriers, freight forwarders and importers/exporters who are committed to digitalization."

"Going public through the combination with Gesher and raising capital is designed to fuel our aggressive efforts to scale our booking and payment platform and enhance our leadership position," said Schreiber. "This day represents new opportunities for the Freightos team around the world, whose diligence and dedication have made Freightos what it is today."

"Freightos’ platform has set new transaction records in every quarter since we announced our business combination, which demonstrates the Company’s immense potential and traction," added Ezra Gardner, Gesher's Chief Executive Officer, who is now joining the Freightos board of directors. "The Company is the only pure-play global freight platform with publicly-traded securities, enjoying positive unit economics, high gross margins, a strong growth trajectory, impressive customer retention, and a vast total addressable market. Freightos is focused on delivering strong shareholder returns; Zvi and his team have worked hard to grow the business, resulting in 2022 and Q4 transaction numbers that beat internal targets despite negative market trends.”

Freightos raised over $80 million in capital through the transaction, exceeding the previously announced committed capital. This includes $10 million from Qatar Airways, the world's largest air cargo carrier and $60 million from M&G Investments and The Prudential Assurance Company Limited. Existing shareholders in Freightos include SGX Group (the Singapore Exchange Limited), a subsidiary of FedEx Corporation, Qatar Airways, IAG Cargo, the cargo division of International Airlines Group (which includes British Airways and Iberia), LATAM Airlines Group, Bob Mylod (Chairman of Booking Holdings) and leading financial investors such as Aleph and MoreVC. Freightos management, along with its largest shareholders, have signed 2-year lockup agreements, subject to periodic releases and certain exceptions. We believe this demonstrates confidence in Freightos’ long-term value.

"Modernizing global freight is a large unmet need of the global economy. Freightos, with its superior marketplace technology, is winning rapid commercial adoption” stated Carl Vine, Portfolio Manager at M&G. "The recent growth trajectory suggests that the Company is well on its way to cementing its dominant position in this opportunity-rich area. We're confident that Freightos is on the path to realizing its immense potential."

An Outstanding 2022

2022 was a record year for Freightos’ platform across many metrics, showing strong growth even in Q4 when industry prices and volumes declined.

Freightos' GBV and transaction volume continue to grow at a triple-digit rate closing a record Q4 2022 with 211 thousand bookings, more than double the number of bookings in the same period a year earlier. Freightos sees its top priorities as growing transactions – which demonstrates the platform’s traction – and increasing GBV, which shows the platform’s scale. The Company remains focused on monetizing its growing bookings while continuing to grow the already healthy gross margins and maintaining industry-leading capital efficiency.

The Company made significant progress in 2022 across a number of dimensions, including improving supply, unlocking new demand channels, progress in monetization and more.

●	Increased Supply: Important new carriers were added to the platform including American Airlines, Air Canada Cargo, China Southern Airlines, Emirates SkyCargo, LATAM Cargo, and others. Real-time ocean and air booking was expanded across the Freightos ecosystem, enabling forwarders to offer real-time pricing and capacity to importers.

●	Increased Demand: Ongoing user growth was augmented by the acquisition and integration of 7LFreight, a North American rate management platform, into the WebCargo ecosystem, followed by the launch of instant booking for Less-Than-Truckload (LTL). Pricing and booking was also extended to third-party software providers and networks.

●	Increased Revenue: Freightos also launched the ability for forwarders to book and pay carriers using both wallet and credit capabilities.

●	Freightos Data: The Company helped increase industry transparency via the expansion of Freightos Data’s suite of tools. In early 2022, the ability to trade futures of container pricing was made available on the Chicago Mercantile Exchange using the Freightos Baltic Index, the first ever futures product available for containerized global freight. The Freightos Air Index, launched in beta in late 2021, was also significantly improved.

●	Sustainability. Freightos launched a European standard EN 16258-compliant Carbon Emissions calculator and began to offer carbon offsetting options for WebCargo and Freightos.com customers.

Proven Leader in Global Freight Booking

Freightos has become a leading global freight booking and payment platform, modernizing an industry stymied by intermediation, offline communications, and inefficient pricing. Through its two core platforms - Freightos.com and WebCargo – Freightos facilitates the shift from manual pricing and spreadsheets to a seamlessly integrated digital platform enabling users to compare available shipping routes, view capacity on specific vessels or aircrafts, receive accurate, binding, and all-in prices, and book in real-time. The Company also provides carbon footprint estimates allowing importers and exporters to track and reduce their emissions.

The Freightos management team will remain in place with Dr. Zvi Schreiber continuing to serve as Chief Executive Officer, overseeing the Company's strategic growth and expansion efforts, and Mr. Ran Shalev remaining as Chief Financial Officer. The board of directors of the Company includes Dr. Udo Lange, the Chief Executive Officer of FedEx Logistics, Mr. Guillaume Halleux, the Chief Cargo Officer of Qatar Airways , Mr. Bob Mylod, Chairman of Booking Holdings, industry veteran Ms. Inna Kuznetsova, and other leading tech investors, as well as Mr. Ezra Gardner, the Chief Executive Officer of Gesher. The newly expanded board of directors of the Company has significant logistics experience, deep technology knowledge, public company and capital markets experience, and a diversity of viewpoints and skills to serve as good stewards of the Company. Strict internal controls are in place to prevent directors associated with logistics companies from having access to any confidential data of or relating to their competitors.

About Freightos Limited

Freightos (Nasdaq: CRGO) makes global trade frictionless with the leading international freight booking and payment platform. While international trade is at the core of the global economy, it is powered by a massive global freight market that remains largely offline, increasing costs and reducing supply chain reliability.

Freightos connects carriers, freight forwarders, and importers/exporters to make international shipping faster, more cost-effective and more reliable. Freightos spans a number of business units, including:

Freightos.com is believed to be the largest digital international freight marketplace, connecting logistics services providers and importers/exporters for instant pricing, booking, and shipment management. Over 10 thousand importers and exporters have sourced shipping services on Freightos.com.

WebCargo by Freightos is a leading global freight platform connecting carriers and forwarders. WebCargo enables simple and efficient freight pricing and booking between thousands of freight forwarders, including most of the top 20 global freight forwarders, and hundreds of airlines, ocean liners and trucking carriers.  Airlines on the platform represent over half of global air cargo capacity. WebCargo also offers software as a service for forwarders to facilitate digital freight rate management, quoting, and online sales.

Freightos Data calculates the Freightos Baltic Index (FBX), a respected industry daily benchmark of container shipping prices, produces the Freightos Air Index (FAX), and provides other data products that improve supply chain decision making, planning, and pricing transparency.

Founded by serial entrepreneur Zvi Schreiber in 2012, Freightos is a widely recognized logistics technology (LogTech) leader with a worldwide presence and a broad customer network. More information is available at freightos.com/investors.

Advisors

Oppenheimer & Co. Inc. served as exclusive financial advisor to Freightos. DLA Piper LLP (US) served as legal advisor to Freightos. Bryan Cave Leighton Paisner served as legal advisor to Gesher.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Freightos' and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Freightos. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of any legal proceedings that may be instituted against Freightos or others following the closing of the proposed business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Freightos to build and maintain relationships with carriers, freight forwarders and importers/exporters and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; any downturn or volatility in economic conditions whether related to inflation, armed conflict or otherwise; the effects of COVID-19 or other pandemics or epidemics; changes in the competitive environment affecting Freightos or its users, including Freightos' inability to introduce new products or technologies; risks to Freightos' ability to protect its intellectual property and avoid infringement by others, or claims of infringement against Freightos; the possibility that Freightos may be adversely affected by other economic, business and/or competitive factors; risks related to the fact that Freightos is incorporated in the Cayman Islands and governed by the laws of the Cayman Islands; and those factors discussed in Freightos’ final prospectus dated December 28, 2022, under the heading "Risk Factors," and other documents of Freightos filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Freightos does not presently know or that Freightos currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Freightos' expectations, plans or forecasts of future events and views as of the date of this press release. Freightos anticipates that subsequent events and developments will cause Freightos' assessments to change. However, while Freightos may elect to update these forward-looking statements at some point in the future, Freightos specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Freightos' assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:
Tali Aronsky

press@freightos.com

+972-55-666-4371

Investors:

ir@freightos.com